UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 9, 2005

Date of report (Date of earliest event reported)

Computer associates International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Computer Associates Plaza, Islandia, New York		11749

(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code): (631) 342-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2005, Computer Associates International, Inc. (the “Company”) granted a special performance bonus of $500,000 to Kenneth D. Cron, to be paid in cash on or before April 30, 2005, in recognition of his outstanding service as interim Chief Executive Officer in guiding the Company through a challenging period of transition during which the Company was able to establish new management leadership and resolve significant governmental investigations.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 9, 2005, John A. Swainson, President and Chief Executive Officer-Elect of the Company, became Chief Executive Officer of the Company, replacing interim Chief Executive Officer Kenneth D. Cron. Mr. Swainson will also continue as President of the Company and remain a member of the Company’s Board of Directors. Mr. Swainson’s anticipated appointment as Chief Executive Officer of the Company was previously disclosed in the Company’s Current Report on Form 8-K filed on November 24, 2004, as were the terms of his employment, which are incorporated herein by reference. Mr. Cron will continue as a member of the Company’s Board of Directors and, pursuant to the terms of his employment agreement, remains an employee of the Company.

Item 7.01 Regulation FD Disclosure

On February 9, 2005, the Company issued a press release announcing the naming of Mr. Swainson as Chief Executive Officer of the Company. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit 99.1   Press Release, dated February 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.

Dated: February 14, 2005	By:	/s/ Robert B. Lamm

Robert B. Lamm Senior Vice President -- Corporate Governance and Secretary